EXHIBIT 99

ADP Reports Third Quarter Fiscal 2011 Results; Increases Fiscal 2011 Guidance

Revenues Rise 12%, 7% Organic; EPS From Continuing Operations Up 8%

ROSELAND, N.J., May 2, 2011 (GLOBE NEWSWIRE) -- Automatic Data Processing, Inc. (Nasdaq:ADP) reported revenue growth of 12%, 7% organic, to $2.7 billion for the third fiscal quarter ended March 31, 2011, Gary C. Butler, president and chief executive officer, announced today. Pretax earnings from continuing operations increased 3% from a year ago. Net earnings from continuing operations increased 6%, which was positively impacted by a lower effective tax rate in the current quarter. Diluted earnings per share from continuing operations of $0.85 increased 8% from a year ago on fewer shares outstanding. DP acquired over 3.8 million shares of its stock for treasury at a cost of nearly $175 million fiscal year-to-date. Cash and marketable securities were $1.7 billion at March 31, 2011.

Third Quarter Discussion

Commenting on the results, Mr. Butler said, "I am quite pleased with ADP's third quarter results. We achieved strong new business sales growth for Employer Services and PEO Services, and client revenue retention during this critical calendar year-end period was very strong. Pays per control, PEO worksite employees, and client funds balances continued to increase as well. I am delighted with our acquisition activity, closing two additional transactions during the third quarter. In Dealer Services, it appears that the worst is behind us and the automotive marketplace continued to steadily recover.

Employer Services

"Employer Services' revenues grew 9% for the third quarter, 7% organically. In the United States, revenues from our traditional payroll and payroll tax filing business grew 5% for the quarter. Beyond payroll revenues grew 15% for the quarter, assisted by acquisitions. The number of employees on our clients' payrolls in the United States grew 2.7% for the quarter, as measured on a same-store-sales basis for our clients on our Auto Pay platform. During this key retention period, worldwide client retention improved 1.9 percentage points for the quarter. Employer Services' pretax margin declined 30 basis points for the quarter due to the negative impact from acquisition activity.

"Combined Employer Services and PEO Services worldwide new business sales grew 13% for the third quarter compared with a year ago. New business sales represent annualized recurring revenues anticipated from new orders.

PEO Services

"PEO Services' revenues increased 18% for the third quarter, all organic. PEO Services' pretax margin increased 50 basis points from a year ago. Pressure on the pretax margin from higher pass-through revenues were offset by the year-over-year impact of a one-time item in last year's third quarter. Average worksite employees paid by PEO Services increased 13% for the third quarter, to approximately 233,000.

Dealer Services

"Dealer Services' revenues increased 29%, 3% organically, for the third quarter. Total revenues benefited primarily from the Cobalt acquisition closed in the first quarter. Dealer Services' pretax margin declined 200 basis points from a year ago due to the negative impact of acquisition-related costs. Dealer Services continued to gain market share with strong competitive win rates.

Interest on Funds Held for Clients

"The safety, liquidity, and diversification of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

"For the third quarter, interest on funds held for clients increased $0.7 million, or 0.5%, from $147.9 million to $148.6 million, due to an increase of 12% in average client funds balances, from $18.4 billion to $20.6 billion, partially offset by a decline of 30 basis points in the average interest yield to 2.9%.

Fiscal 2011 Forecast

"Our forecasts for fiscal 2011 assume no changes in the current economic environment and have been updated as follows, including the two new acquisitions closed in the quarter.

  Total revenues – excluding acquisitions closed to date during fiscal 2011, we anticipate about 6% revenue growth, up from our prior forecast of about 5% growth, due to positive results achieved during the third quarter. Including acquisitions closed to date during fiscal 2011, we anticipate about 10% revenue growth for the year, up from our prior forecast of about 9% growth.
  Diluted earnings per share – we anticipate 6% to 7% growth in earnings per share from continuing operations in fiscal 2011, compared with $2.37 earnings per share from continuing operations in fiscal 2010, which excludes favorable tax items, up from our prior forecast of about 5% growth. Acquisitions, including transaction and integration-related costs, are anticipated to be dilutive to pretax margins. The reportable segments' results also include a cost of capital charge related to the funding of acquisitions which is eliminated in consolidation. We continue to anticipate no significant impact to diluted earnings per share from the acquisitions closed to date during fiscal 2011.
  Employer Services – excluding acquisitions closed to date during fiscal 2011, we anticipate 5% to 6% revenue growth, up from our prior forecast of about 5% growth, due to positive results achieved during the third quarter. Including acquisitions closed to date during fiscal 2011, we anticipate about 7% revenue growth, which is at the high end of our prior forecast of 6% to 7% growth. Excluding acquisitions closed to date during fiscal 2011, we continue to anticipate up to 50 basis points of pretax margin improvement. Updated for acquisitions closed during the third quarter of fiscal 2011, pretax margin is anticipated to be flat with a year ago, compared with our prior forecast of up to 20 basis points of pretax margin improvement.
  Pays per control – up about 2.5% compared with our prior forecast of up approximately 2.0%
  Client revenue retention – up approximately 1.0 percentage point, up from our prior forecast of up over 0.5 percentage point
  PEO Services – about 16% revenue growth, up from our prior forecast of about 15% growth, driven primarily by higher benefits pass through revenues. We continue to anticipate a decline in pretax margin due to increased benefits pass through revenues and the grow-over impact of last year's $9 million favorable state unemployment tax settlement.
  Employer Services and PEO Services new business sales – continue to anticipate high single-digit growth in fiscal 2011, compared to $1.0 billion sold in fiscal 2010.
  Dealer Services – excluding acquisitions closed to date during fiscal 2011, we anticipate about 3% revenue growth, which is at the high end of our prior forecast of 2% to 3% revenue growth. Excluding acquisitions, we continue to anticipate at least 50 basis points of pretax margin improvement. Including acquisitions closed to date during fiscal 2011, we continue to anticipate revenue growth of over 20%. We anticipate a decline in pretax margin of 100 to 150 basis points, compared with our prior forecast of 150 to 200 basis points decline.

"Interest on funds held for clients is expected to be down about $5 million from $542.8 million in fiscal 2010. This is based on an approximate 30 to 40 basis point decline in the expected average interest yield to about 3.2% to 3.3%, partially offset by 9% to 10% growth in average client funds balances. This is updated from our previously forecasted decline of $15 to $20 million, or 3% to 4%, based on a 30 to 40 basis point decline in the average interest yield and growth in average client funds balances of 7% to 8%. The interest assumptions in our current forecasts are based on Fed Funds futures contracts and forward yield curves as of April 29, 2011. The Fed Funds futures contracts do not anticipate any changes during the fiscal year in the Fed Funds target rate. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of April 29, 2011 were used to forecast new purchase rates for the client extended and client long portfolios, respectively.

"I believe that the investments we continued to make over the last couple years were the right ones to broaden our solution set, expand our geographic presence, and strengthen ADP's competitive position. ADP's results are strong and I am confident in our ability to deliver strong revenue and earnings growth over our strategic planning horizon," Mr. Butler concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2009, 2010 and fiscal 2011 have been updated for the third quarter of fiscal 2011 and have been posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.adp.com under Financial Data.

An analyst conference call will be held today, Monday, May 2 at 4:30 p.m. EDT. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP's home page, www.adp.com, or ADP's Investor Relations home page, http://www.investquest.com/InvestQuest/a/adp/, and click on the webcast icon. The presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

Automatic Data Processing, Inc. (Nasdaq:ADP), with nearly $9 billion in revenues and about 550,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging over 60 years of experience, ADP offers a wide range of HR, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use, cost-effective solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine and recreational vehicle dealers throughout the world. For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31, 2011	June 30, 2010

Assets
Cash and cash equivalents/Short-term marketable securities	$ 1,644.5	$ 1,671.2
Other current assets	1,986.9	1,812.9
Total current assets before funds held for clients	3,631.4	3,484.1

Funds held for clients	32,451.9	18,832.6
Total current assets	36,083.3	22,316.7

Long-term marketable securities	96.6	104.3
Property, plant and equipment, net	685.4	673.8
Other non-current assets	4,731.1	3,767.4
Total assets	$ 41,596.4	$ 26,862.2

Liabilities and Stockholders' Equity
Other current liabilities	1,958.7	1,915.5
Client funds obligations	32,015.4	18,136.7
Total current liabilities	33,974.1	20,052.2

Long-term debt	34.6	39.8
Other non-current liabilities	1,393.2	1,291.3
Total liabilities	35,401.9	21,383.3

Total stockholders' equity	6,194.5	5,478.9
Total liabilities and stockholders' equity	$ 41,596.4	$ 26,862.2

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$ 2,143.5	$ 1,919.3	$ 5,828.2	$ 5,355.1
Interest on funds held for clients	148.6	147.9	404.4	403.5
PEO revenues (A)	445.2	376.0	1,139.8	978.8
Total revenues	2,737.3	2,443.2	7,372.4	6,737.4

Expenses:
Costs of revenues:
Operating expenses	1,300.3	1,140.3	3,590.5	3,190.6
Systems development & programming	155.8	130.0	432.9	376.2
Depreciation & amortization	64.5	60.4	189.4	180.6
Total costs of revenues	1,520.6	1,330.7	4,212.8	3,747.4

Selling, general & administrative expenses	577.3	504.9	1,663.0	1,515.5
Interest expense	1.4	1.2	6.9	6.8
Total expenses	2,099.3	1,836.8	5,882.7	5,269.7

Other income, net	(15.0)	(26.6)	(84.3)	(90.0)

Earnings from continuing operations before income taxes	653.0	633.0	1,574.0	1,557.7

Provision for income taxes	229.2	231.4	561.6	558.0

Net earnings from continuing operations	$ 423.8	$ 401.6	$ 1,012.4	$ 999.7

Earnings from discontinued operations, net of provision for income taxes of $6.1 and $7.0 or the three and nine months ended March 31, 2010, respectively.	--	2.0	--	3.8

Net earnings	$ 423.8	$ 403.6	$ 1,012.4	$ 1,003.5

Basic Earnings Per Share from Continuing Operations	$ 0.85	$ 0.80	$ 2.05	$ 1.99
Basic Earnings Per Share from Discontinued Operations	--	--	--	0.01
Basic Earnings Per Share	$ 0.85	$ 0.80	$ 2.05	$ 2.00

Diluted Earnings Per Share from Continuing Operations	$ 0.85	$ 0.79	$ 2.03	$ 1.98
Diluted Earnings Per Share from Discontinued Operations	--	--	--	0.01
DILUTED EARNINGS PER SHARE	$ 0.85	$ 0.80	$ 2.03	$ 1.99

Dividends declared per common share	$ 0.3600	$ 0.3400	$ 1.0600	$ 1.0100

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $4,177.9 and $3,478.6 for the three months ended March 31, 2011 and 2010, respectively, and $11,760.6 and $10,094.1 for the nine months ended March 31, 2011 and 2010, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2011	2010	Change	% Change
Revenues (A)
Employer Services	$ 1,925.1	$ 1,768.8	$ 156.3	9%
PEO Services	447.8	378.5	69.3	18%
Dealer Services	391.5	304.5	87.0	29%
Other	(27.1)	(8.6)	(18.5)	(100)+%
	$ 2,737.3	$ 2,443.2	$ 294.1	12%
Pre-tax earnings from continuing operations (A)
Employer Services	$ 646.9	$ 600.2	$ 46.7	8%
PEO Services	37.8	30.0	7.8	26%
Dealer Services	67.5	58.6	8.9	15%
Other	(99.2)	(55.8)	(43.4)	(78)%
	$ 653.0	$ 633.0	$ 20.0	3%
Pre-tax margin (A)
Employer Services	33.6%	33.9%	(0.3)%
PEO Services	8.4%	7.9%	0.5%
Dealer Services	17.2%	19.2%	(2.0)%
Other	n/m	n/m	n/m
	23.9%	25.9%	(2.1)%

	Nine Months Ended March 31,
	2011	2010	Change	% Change
Revenues (A)
Employer Services	$ 5,147.3	$ 4,801.0	$ 346.3	7%
PEO Services	1,147.3	985.9	161.4	16%
Dealer Services	1,103.2	904.6	198.6	22%
Other	(25.4)	45.9	(71.3)	(100)+%
	$ 7,372.4	$ 6,737.4	$ 635.0	9%
Pre-tax earnings from continuing operations (A)
Employer Services	$ 1,455.1	$ 1,384.7	$ 70.4	5%
PEO Services	102.0	97.9	4.1	4%
Dealer Services	175.8	157.0	18.8	12%
Other	(158.9)	(81.9)	(77.0)	(94)%
	$ 1,574.0	$ 1,557.7	$ 16.3	1%
Pre-tax margin (A)
Employer Services	28.3%	28.8%	(0.6)%
PEO Services	8.9%	9.9%	(1.0)%
Dealer Services	15.9%	17.4%	(1.4)%
Other	n/m	n/m	n/m
	21.4%	23.1%	(1.8)%

(A) Prior year's segment results were adjusted to reflect fiscal year 2011 budgeted foreign exchange rates.

n/m - not meaningful

	Three Months Ended March 31,
	2011	2010	Change in other income, net
Components of other income, net:
Interest income on corporate funds	$ (10.0)	$ (10.6)	$ (0.6)
Realized gains on available-for-sale securities	(5.4)	(1.5)	3.9
Realized losses on available-for-sale securities	1.0	0.9	(0.1)
Realized gains on investment in the Reserve Fund	--	(14.8)	(14.8)
Other, net	(0.6)	(0.6)	--
Total other income, net	$ (15.0)	$ (26.6)	$ (11.6)

	Nine Months Ended March 31,
	2011	2010	Change in other income, net
Components of other income, net:
Interest income on corporate funds	$ (68.8)	$ (78.2)	$ (9.4)
Realized gains on available-for-sale securities	(23.0)	(11.7)	11.3
Realized losses on available-for-sale securities	3.3	13.0	9.7
Realized gains on investment in the Reserve Fund	(0.9)	(15.2)	(14.3)
Impairment losses on available-for-sale securities	--	5.3	5.3
Impairment losses on assets held for sale	8.6	--	(8.6)
Gains on sales of buildings	(1.8)	(1.5)	0.3
Other, net	(1.7)	(1.7)	--
Total other income, net	$ (84.3)	$ (90.0)	$ (5.7)

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended March 31,
	2011	2010	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 423.8	$ 401.6	$ 22.2	6%
Net earnings	$ 423.8	$ 403.6	$ 20.2	5%
Basic weighted average shares outstanding	496.2	502.4	(6.2)	(1)%
Basic earnings per share from continuing operations	$ 0.85	$ 0.80	$ 0.05	6%
Basic earnings per share	$ 0.85	$ 0.80	$ 0.05	6%

Diluted net earnings from continuing operations	$ 423.8	$ 401.6	$ 22.2	6%
Diluted net earnings	$ 423.8	$ 403.6	$ 20.2	5%
Diluted weighted average shares outstanding	501.3	505.5	(4.2)	(1)%
Diluted earnings per share from continuing operations	$ 0.85	$ 0.79	$ 0.06	8%
Diluted earnings per share	$ 0.85	$ 0.80	$ 0.05	6%

	Nine Months Ended March 31,
	2011	2010	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 1,012.4	$ 999.7	$ 12.7	1%
Net earnings	$ 1,012.4	$ 1,003.5	$ 8.9	1%
Basic weighted average shares outstanding	493.2	501.9	(8.7)	(2)%
Basic earnings per share from continuing operations	$ 2.05	$ 1.99	$ 0.06	3%
Basic earnings per share	$ 2.05	$ 2.00	$ 0.05	3%

Diluted net earnings from continuing operations	$ 1,012.4	$ 999.7	$ 12.7	1%
Diluted net earnings	$ 1,012.4	$ 1,003.5	$ 8.9	1%
Diluted weighted average shares outstanding	497.5	504.8	(7.3)	(1)%
Diluted earnings per share from continuing operations	$ 2.03	$ 1.98	$ 0.05	3%
Diluted earnings per share	$ 2.03	$ 1.99	$ 0.04	2%

	Three Months Ended March 31,
	2011	2010
Key Statistics:
Internal revenue growth:
Employer Services	7%	1%
PEO Services	18%	15%
Dealer Services	3%	(4)%

Employer Services:
Change in pays per control - AutoPay product	2.7%	(2.5)%
Change in client revenue retention percentage - worldwide	1.9%	1.4%
Employer Services/PEO new business sales growth - worldwide	13%	0%

PEO Services:
Paid PEO worksite employees at end of period	234,000	205,000
Average paid PEO worksite employees during the period	233,000	206,000

	Nine Months Ended March 31,
	2011	2010
Key Statistics:
Internal revenue growth:
Employer Services	5%	(1)%
PEO Services	16%	10%
Dealer Services	3%	(5)%

Employer Services:
Change in pays per control - AutoPay product	2.3%	(4.6)%
Change in client revenue retention percentage - worldwide	1.4%	0.1%
Employer Services/PEO new business sales growth - worldwide	10%	(1)%

PEO Services:
Paid PEO worksite employees at end of period	234,000	205,000
Average paid PEO worksite employees during the period	223,000	200,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended March 31,
	2011	2010	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.4	$ 1.9	$ (0.5)	(26)%
Corporate extended	0.7	0.7	--	1%
Total corporate	2.2	2.7	(0.5)	(18)%
Funds held for clients	20.6	18.4	2.2	12%
Total	$ 22.8	$ 21.1	$ 1.7	8%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	1.1%	0.7%
Corporate extended	3.2%	3.9%
Total corporate	1.8%	1.6%
Funds held for clients	2.9%	3.2%
Total	2.8%	3.0%

Net unrealized gain position at end of period	$ 466.5	$ 609.1

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 0.6	$ 0.6
U.S. & Canadian reverse repurchase agreement borrowings	0.2	0.1
	$ 0.7	$ 0.7

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.8%	0.2%

Interest on funds held for clients	$ 148.6	$ 147.9	$ 0.7	0.5%
Corporate extended interest income (B)	6.0	7.2	(1.1)	(16)%
Corporate interest expense-short-term financing (B)	(0.7)	(0.3)	(0.3)	(100)+%
	$ 154.0	$ 154.8	$ (0.8)	0%

	Nine Months Ended March 31,
	2011	2010	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.3	$ 1.7	$ (0.4)	(21)%
Corporate extended	2.2	2.2	--	(1)%
Total corporate	3.5	3.9	(0.4)	(10)%
Funds held for clients	16.3	14.8	1.5	10%
Total	$ 19.8	$ 18.7	$ 1.1	6%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	1.0%	0.9%
Corporate extended	3.6%	4.1%
Total corporate	2.6%	2.7%
Funds held for clients	3.3%	3.6%
Total	3.2%	3.4%

Net unrealized gain position at end of period	$ 466.5	$ 609.1

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 1.7	$ 1.8
U.S. & Canadian reverse repurchase agreement borrowings	0.4	0.4
	$ 2.2	$ 2.2

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.2%

Interest on funds held for clients	$ 404.4	$ 403.5	$ 0.9	0.2%
Corporate extended interest income (B)	57.9	67.5	(9.5)	(14)%
Corporate interest expense-short-term financing (B)	(4.8)	(3.2)	(1.6)	(50)%
	$ 457.6	$ 467.8	$ (10.2)	(2)%

(B) While "Corporate extended interest income" and "Corporate interest expense-short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Corporate extended interest income	$ 6.0	$ 7.2
All other interest income	4.0	3.4
Total interest income on corporate funds	$ 10.0	$ 10.6

Corporate interest expense - short-term financing	$ 0.7	$ 0.3
All other interest expense	0.7	0.9
Total interest expense	$ 1.4	$ 1.2

	Nine Months Ended March 31,
	2011	2010

Corporate extended interest income	$ 57.9	$ 67.5
All other interest income	10.9	10.7
Total interest income on corporate funds	$ 68.8	$ 78.2

Corporate interest expense - short-term financing	$ 4.8	$ 3.2
All other interest expense	2.1	3.6
Total interest expense	$ 6.9	$ 6.8

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Adjusted / Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the Company's results for the nine months ended March 31, 2010 and for the twelve months ended June 30, 2010 to adjusted results that exclude the impact of favorable tax items. The Company uses certain adjusted results, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, improves their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies. Since adjusted earnings from continuing operations and adjusted diluted EPS are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, earnings from continuing operations and diluted EPS from continuing operations and they may not be comparable to similarly titled measures employed by other companies.

Nine months ended March 31, 2010
	Earnings from continuing operations before income taxes	Provision for income taxes	Net earnings from continuing operations	Diluted EPS from continuing operations

As Reported	$ 1,557.7	$ 558.0	$ 999.7	$ 1.98

Adjustments:
Favorable tax items		12.2	12.2	0.02

As Adjusted	$ 1,557.7	$ 570.2	$ 987.5	$ 1.96

Twelve months ended June 30, 2010
	Earnings from continuing operations before income taxes	Provision for income taxes	Net earnings from continuing operations	Diluted EPS from continuing operations

As Reported	$ 1,863.2	$ 655.9	$ 1,207.3	$ 2.40

Adjustments:
Favorable tax items	--	12.2	12.2	0.02

As Adjusted	$ 1,863.2	$ 668.1	$ 1,195.1	$ 2.37

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, should be considered in evaluating any forward-looking statements contained herein.

CONTACT:  Automatic Data Processing, Inc.
          ADP Investor Relations
          Elena Charles, 973.974.4077
          Debbie Morris, 973.974.7821